Exhibit 4(a)-5a



                                  ARTICLES OF MERGER
                                          OF
                                 ENSERCH MERGER CORP.
                                    with and into
                                 ENSERCH CORPORATION


               Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of merging ENSERCH Merger Corp. with and into ENSERCH Corporation:

                                      ARTICLE I

               The Amended and Restated Agreement and Plan of Merger, dated as of April 13, 1996, attached hereto as Annex I is incorporated herein by reference for all purposes. The Plan of Merger has been approved by the shareholders of each of the undersigned corporations in the manner prescribed by the Texas Business Corporation Act.

                                      ARTICLE II

               As to each of the undersigned corporations, the number of shares outstanding and the number of shares voted for and against the Plan of Merger were as follows:

          Name of             Number of Shares    Number of Shares Voted
          Corporation           Outstanding       FOR           AGAINST
          -----------         ----------------    ---           -------

          ENSERCH Corporation     69,527,645      56,012,677     257,786
          ENSERCH Merger Corp.         1,000           1,000           0


               No outstanding shares of either corporation were entitled to vote as a class on the Plan of Merger.

                                             ENSERCH CORPORATION

                                             By:   /s/ Illegible
                                                -----------------------
                                                 An Authorized Officer


                                             ENSERCH MERGER CORP.

                                             By:   /s/ Illegible
                                                -----------------------
                                                 An Authorized Officer

                           CERTIFICATION OF ACCOUNT STATUS


          THE STATE OF TEXAS

          COUNTY OF TRAVIS


          I, John Sharp, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the records of this office

               ENSERCH MERGER CORP.

          is, as of this date, in good standing with this office for the purpose of dissolution under Article 6.01 of the Texas Business Corporation Act, merger, or withdrawal of an out-of-state corporation, having filed the required franchise tax reports and paid the franchise tax computed to be due thereunder through DECEMBER 31, 1997.

          This certificate is not valid for the purpose of dissolution under Article 6.06 of the Texas Business Corporation Act or withdrawal of a limited liability company.


          GIVEN UNDER MY HAND AND
          SEAL OF OFFICE in the
          City of Austin, this
          4th day of August, 1997 A.D.

            /s/ John Sharp

          JOHN SHARP
          Comptroller of Public Accounts